ARTICLES OF INCORPORATION

                                       OF

                            BODY LIFE SCIENCES, INC.

         The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                   ARTICLE I
                                   ---------

                                      NAME
                                      ----

         The name of the corporation shall be

              BODY LIFE SCIENCES, INC.


         The address of the principal office of this corporation shall be:

                       777 S. Harbour Island Blvd. Suite 260

                              Tampa, Florida 33602

                                   ARTICLE II
                                   ----------

                               NATURE OF BUSINESS
                               ------------------

         This corporation may engage of transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                                   ARTICLE III
                                   -----------

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock, $.01 par value per share.

                                   ARTICLE IV
                                   ----------

                           INITIAL BOARD OF DIRECTORS
                           --------------------------

         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time as provided in the by laws but shall never be less than one. The name of the initial director of this corporation is:

                                  MICHAEL MUZIO


                                    ARTICLE V
                                    ---------

                                REGISTERED AGENT
                                ----------------

         The name and street address of the initial registered agent of the corporation shall be:

                                Jeffrey G. Klein

                             23123 STATE ROAD SEVEN

                                   Suite 350-B

                           BOCA RATON, FLORIDA 33428


                                   ARTICLE VI
                                   ----------

                                TERM OF EXISTENCE
                                -----------------

         This corporation is to exist perpetually.

                                   ARTICLE VII
                                   -----------

                                  INCORPORATOR
                                  ------------

         The name and address of the incorporator to these Articles of Incorporation is:

                           JEFFREY G. KLEIN, ESQUIRE
                                  SUITE 350-B
                             23123 STATE ROAD SEVEN
                           BOCA RATON, FLORIDA 33428


                                  ARTICLE VIII
                                  ------------

                                   ELECTIONS
                                   ---------

         The Corporation expressely elects not to be governed by the provisions of Section 607.0901 and 607.0902 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, I have made and subscribed these Articles of Incorporation this 28th day of August, 1998.

                                               /s/ Jeffrey G. Klein
                                               ---------------------------------
                                               JEFFREY G. KLEIN, INCORPORATOR

                   ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                   -----------------------------------------

         JEFFREY G. KLEIN, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above Articles of Incorporation is familiar with and accepts the obligation of the position of Registered agent under Section
607.0505 Florida Statutes.


                                              /s/ Jeffrey G. Klein
                                              ----------------------------------
                                              JEFFREY G. KLEIN, REGISTERED AGENT